SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange act 1934

June 11, 2015

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Issuer’s telephone number)

N/A

(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Consumers Bancorp, Inc. (the “Company”) approved the appointment of John P. Furey as a Vice Chairman of the Board effective June 10, 2015. Mr. Furey is a Class III director, with his term ending in 2015. Mr. Furey was also appointed as Vice Chairman of the Company’s wholly owned subsidiary, Consumers National Bank (the “Bank”), effective June 10, 2015.

Mr. Furey, age 63, has served as a director of the company since 1995. He is an independent member of the Executive Committee, Audit Committee, and the Loan Committee. Over his twenty years of Board service, he has served on various standing and ad hoc committees and has developed a valued perspective on business and community banking. He is currently Corporate President of Furey’s Wheel World, an automotive retail sales business located in Malvern, Ohio.

Item 9.01 Financial Statements and Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: June 11, 2015	/s/ Ralph J. Lober, II
Ralph J. Lober, II President and Chief
Executive Officer